UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

SAMSON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-186686	45-3991227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Samson Plaza Two West Second Street Tulsa, OK	74103-3103
(Address of principal executive offices)	(Zip Code)

(918) 591-1791

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Stock Repurchase Agreement

On June 16, 2015, Samson Resources Corporation (the “Company”), ITOCHU Corporation and JD Rockies Resource Corporation, a wholly-owned subsidiary of ITOCHU Corporation (together with ITOCHU Corporation, “Itochu”), entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”), pursuant to which the Company agreed to purchase all shares of Common Stock of the Company held by Itochu and its affiliates for an aggregate purchase price of $1.00, and Itochu agreed to waive any rights to any advisory fees from the Company.

In addition, Itochu agreed to terminate its right to designate any directors of the Company. On June 16, 2015, in connection with the Stock Repurchase Agreement, the two directors previously designated by Itochu, Toshiyuki Mori and Akihiro Watanabe, resigned from their positions as directors of the Company, effective as of June 16, 2015.

The foregoing description of the Stock Repurchase Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Stock Repurchase Agreement, dated as of June 15, 2015, by and among Samson Resources Corporation, JD Rockies Resources Limited and ITOCHU Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSON RESOURCES CORPORATION

Date: June 19, 2015	By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer